Exhibit 10.4

PREPARED BY AND UPON RECORDATION RETURN TO:

Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, New York 10022
Attention: David M. Warburg, Esq.

STATE OF NORTH CAROLINA
COUNTY OF NEW HANOVER

DEED OF TRUST

THIS DEED of TRUST (this “Deed of Trust”) made this 26th day of August, 2002, by JLM REALTY, INC., a North Carolina corporation, having an address c/o JLM Industries, Inc., 8675 Hidden River Parkway, Tampa, Florida 33637 (“Grantor”) to JAMES L. SEAY, JR., having its mailing address c/o Seay Law Firm, 519 Market Street, Wilmington, North Carolina 28401 (“Trustee”) and to THE PHILIP S. SASSOWER 1996 CHARITABLE REMAINDER ANNUITY TRUST, having an address c/o Mr. Philip Sassower, 135 East 57th Street, New York, New York 10022 (“Beneficiary”).

The designation “Grantor”, “Trustee” and “Beneficiary” as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

WITNESSETH, That whereas Grantor is indebted to Beneficiary in the principal sum of TWO MILLION AND 00/100 DOLLARS ($2,000,000.00), as evidenced by a Secured Promissory Note of even date herewith (the “Note”), the terms of which are incorporated herein by reference. The final due date for payment of said Note, if not sooner paid, is December 31, 2002.

NOW, THEREFORE, as security for said indebtedness, advancements and other sums expended by Beneficiary pursuant to this Deed of Trust and costs of collection and other valuable consideration, the receipt of which is hereby acknowledged, Grantor has bargained, sold, given, granted and conveyed and does by these presents bargain, sell, give, grant and convey to said Trustee, his heirs, or successors, and assigns, the parcel(s) of land situated in New Hanover County, North Carolina, and more particularly described in Schedule A (the “Land”) attached hereto and made a part hereof;

TOGETHER WITH all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property. All replacements and additions shall also be covered by this Deed of Trust. All of the foregoing, together with the Land is referred to in this Deed of Trust as the “Premises.”

TO HAVE AND TO HOLD said Premises with all privileges and appurtenances thereunto belonging, to said Trustee, his heirs, successors, and assigns forever, upon the trusts, terms and conditions and for the uses hereinafter set forth,

If Grantor shall pay the Note secured hereby in accordance with its terms, together with interest thereon, and any renewals or extensions thereof in whole or in part, all other sums secured hereby and shall comply with all of the covenants, terms and conditions of this Deed of Trust, then this conveyance shall be null and void and may be cancelled of record at the request and the expense of Grantor. If however, there shall be any default (a) in the payment of any sums due under the Note in accordance with its terms, this Deed of Trust in accordance with its terms, or any other instrument securing the Note, and such default is not cured prior to the expiration of the applicable notice or grace period, if any or (b) in any of the other covenants, terms or conditions of the Note secured hereby, this

Deed of Trust, or any other instrument securing Note and such default is not cured prior to the expiration of the applicable notice or grace period, if any, then without further notice, it shall be lawful for and the duty of the Trustee, upon request of Beneficiary, to sell the land herein conveyed in accordance with paragraph 12 hereof.

The proceeds of the sale shall be applied to costs of sale, including, but not limited to, costs of collection of taxes, assessments, costs of recording, service fees and incidental expenditures, the amount due on the Note hereby secured and advancements and other sums expended by Beneficiary according to the provisions hereof and otherwise as required by the then existing law relating to foreclosures.

And the said Grantor does hereby covenant and agree with the Trustee as follows:

1.    PAYMENT OF PRINCIPAL AND INTEREST; PREPAYMENT AND LATE CHARGES.

Grantor shall promptly pay when due the principal of and interest on the debt evidenced by the Note and any prepayment and late charges due under the Note.

2.    APPLICATION OF PAYMENTS.

Unless applicable law provides otherwise, all payments received by Beneficiary under paragraph 1 shall be applied: first, to any prepayment charges due under the Note; second, to interest due; third, to principal due, and last, to any late charges due under the Note.

3.    INSURANCE.

Grantor shall keep all improvements on said land, now or hereafter erected, constantly insured for the benefit of Beneficiary against loss by fire, windstorm and such other casualties and contingencies, in such manner and in such companies and for such amounts, not less than that amount necessary to pay the sum secured by this Deed of Trust, and as may be satisfactory to Beneficiary, Grantor shall purchase such insurance, pay all premiums therefore, and shall deliver to Beneficiary such policies along with evidence of premium payment as long as the Note secured hereby remains unpaid. If Grantor fails to purchase insurance, pay premiums thereof or deliver said policies along with evidence of payment of premiums thereon, then Beneficiary, at its option, may purchase such Insurance. Such amounts paid by Beneficiary shall be added to the principal of the Note secured by this Deed of Trust, and shall be due and payable upon demand of Beneficiary. All proceeds from any insurance so maintained shall at the option of Beneficiary be applied to the debt secured hereby and if payable in installments, applied in the inverse order of maturity of such installments or in the repair or reconstruction of any improvements located upon the Premises.

4.    TAXES, ASSESSMENTS, CHARGES.

Grantor shall pay all taxes, assessments and charges as may be lawfully levied against said Premises within 30 days after the same shall become due. In the event that Grantor fails to so pay all taxes, assessments and charges as herein required, then Beneficiary, at its option, may pay the same and the amounts so paid shall be added to the principal of the Note secured by this Deed of Trust, and shall be due and payable upon demand of Beneficiary.

If Beneficiary determines that any part of the Premises is subject to a lien not approved by Beneficiary which may attain priority over this Deed of Trust, Beneficiary may give Grantor a notice identifying the lien. Grantor shall satisfy the lien, to Beneficiary’s satisfaction, within 10 days of the giving of notice.

5.    ASSIGNMENTS OF RENTS AND PROFITS.

Grantor assigns to Beneficiary, in the event of default, all rents and profits from the land and any improvements, to rent same, at any reasonable rate of rent determined by Beneficiary, and after deducting from any such rent the cost or reletting and collection, to apply the remainder to the debt secured hereby.

6.    PARTIAL RELEASE.

Grantor shall not be entitled to the partial release of any of the above described property without the prior written consent of Beneficiary. Notwithstanding anything herein contained, Grantor shall not be entitled to any release of property unless Grantor is not in default and is in full compliance with all of the terms and provisions of the Note, this Deed of Trust, and any other instrument that maybe securing said Note.

7.    WASTE.

Grantor covenants that it will keep the Premises herein conveyed in as good order, repair and condition as they are now, reasonable wear and tear excepted, and will comply with comply with all governmental requirements respecting the Premises or their use, and that it will not commit or permit any waste.

8.    COMDENMNATION.

In the event that any or all of the Premises shall be condemned and taken under the power of eminent domain, Grantor shall give immediate written notice to Beneficiary and Beneficiary shall have the right to receive and collect all damages awarded by reason of such taking, and the right to such damages hereby is assigned to Beneficiary who shall have the discretion to apply the amount so received, or any part thereof, to the indebtedness due hereunder and if payable in installments, applied in the inverse order or maturity of such installments, or to any alteration, repair or restoration of the Premises by Grantor.

9.    INSPECTION.

Beneficiary or its agent may make reasonable entries upon and inspections of the Premises. Beneficiary shall give Grantor notice at the time of or prior to an inspection specifying reasonable cause for the inspection.

10.    WARRANTIES.

Grantor covenants with Trustee and Beneficiary it is the owner of the Premises in fee simple, has the right to convey the same in fee simple, that title is marketable and fee and clear of all encumbrances, and that it will warrant and defend the title against the lawful claims of all persons whomsoever, except for the exceptions hereinafter stated. Title to the property hereinabove described is subject to the following exceptions, if any:

any portion of the Premises lying below the mean high water mark of the Cape Fear River; any utility easements affecting the Premises; any rights of way affecting the Premises

11.    TRUSTEE’S FEES; SUBSTITUTE TRUSTEE.

Grantor shall pay all costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in his sole discretion for any reason whatsoever, Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

12.    POWER OF SALE.

Upon the occurrence of a default, Trustee, or the agent or successor of Trustee, at the request of Beneficiary, shall sell or offer for sale the Premises in such portions, order and parcels as Beneficiary may determine with or without having first taken possession of same, to the highest bidder for cash at one or more public auctions in accordance with the terms and provisions of the law of the State in which the Premises is located. Such sale shall be made at the area within the courthouse of the county in which the Premises (or any portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby secured present at such sale) which is designated by the applicable court of such County as the area in which public sales are to take place, or, if no such area is designated, at the area at the courthouse designated in the notice of sale as the area in which the sale will take place, on such day and at such times as permitted under applicable law of the State where the Premises is located, after advertising the time, place and terms of sale and that portion of the Premises in accordance with such law, and after having served written or printed notice of the proposed sale by certified mail on each Grantor obligated to pay the Note and other secured indebtedness secured by this Deed of Trust according to the records of Beneficiary in accordance with applicable law. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

At any such public sale, Trustee may execute and deliver in the name of Grantor to the purchaser a conveyance of the Premises or any part of the Premises in fee simple. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Premises may be sold in its entirety or in separate parcels and in such manner or order as Beneficiary in its sole discretion may elect, and if Beneficiary so elects, Trustee may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State in which the Premises is located, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until all the Premises is sold or the Note and other secured indebtedness is paid in full. If the Note and other secured indebtedness is now or hereafter further secured by any chattel Deed of Trusts, pledges, contracts or guaranty, assignments of lease, or other Deed of Trusts, Beneficiary at its option may exhaust the remedies granted under any of said Deed of Trusts either concurrently or independently, and in such order as Beneficiary may determine.

Upon any foreclosure sale or sales of all or any portion of the Premises under the power herein granted, Beneficiary may bid for and purchase the Premises and shall be entitled to apply all or any part of the debt as a credit to the purchase price.

In the event of a foreclosure or a sale of all or any portion of the Premises under the power herein granted, the proceeds of said sale shall be applied, in whatever order Beneficiary in its sole discretion may decide, to the expenses of such sale and of all proceedings in connection therewith (including, without limitation, attorneys’ fees and expenses), to fees and expenses of Trustee (including, without limitation, Trustee’s attorneys’ fees and expenses), to insurance premiums, liens, assessments, taxes and charges (including, without limitation, utility charges advanced by Beneficiary), to payment of the outstanding principal balance of the debt, and to the accrued interest on all of the foregoing; and the remainder, if any, shall be paid to Grantor, or to the person or entity lawfully entitled thereto.

13.    SALE OF PREMISES.

Grantor agrees that if the Premises or any part thereof or interest therein is sold, assigned, transferred, conveyed or otherwise alienated by Grantor, whether voluntarily or involuntarily or by operation of law, without the prior written consent of Beneficiary, Beneficiary, at its own option, may declare the Note secured hereby and all other obligations hereunder to be forthwith due and payable. Any change in the legal or equitable title of the Premises or in the beneficial ownership of the Premises, including the sale, conveyance or disposition of a majority interest in Grantor if a corporation or partnership, whether or not of record and whether or not for consideration, shall be deemed to be the transfer of an interest in the Premises.

If Beneficiary exercises this option, Beneficiary shall give Grantor notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is delivered or mailed within which Grantor must pay all sums secured by this Deed of Trust. If Grantor fails to pay these sums prior to the expiration of this period, Beneficiary may invoke any remedies permitted by this Deed of Trust without further notice or demand on Grantor.

14.    ADVANCEMENTS.

If Grantor shall fail to perform any of the covenants or obligations contained herein or in any other instrument given as additional security for the Note secured hereby, Beneficiary may, but without obligation, make advances to perform such covenants or obligations, and all such sums so advanced shall be added to the principal sum, shall bear interest at the rate provided in the Note secured hereby for sums due after default and shall be due from Grantor on demand of Beneficiary. No advancement or anything contained in this paragraph shall constitute a waiver by Beneficiary or prevent such failure to perform from constituting an event of default.

15.    INDEMNITY.

If any suit or proceeding be brought against the Trustee or Beneficiary or if any suit or proceeding be brought which may affect the value or title of the Premises, Grantor shall defend, indemnify and hold harmless and on demand reimburse Trustee or Beneficiary from any loss, cost, damage or expense and any sums expended by Trustee or Beneficiary shall bear interest as provided in the Note secured hereby for sums due after default and shall be due and payable on demand

16.    WAIVERS.

Grantor waives all rights to require marshalling of assets by the Trustee or Beneficiary, and to the extent permitted by applicable law, waives and releases any error or defects in proceedings to enforce this Deed of Trust, and hereby waives the benefit of any present or future laws providing for stay of execution, extension of time, exemption from attachment, levy and sale, and homestead exemption.

No delay or omission of the Trustee or Beneficiary in the exercise of any right, power or remedy arising under the Note or this Deed of Trust shall be deemed a wavier of any default or acquiescence therein or shall impair or waive the exercise of such right, power or remedy by Trustee or Beneficiary at any other time.

17.    CIVIL ACTION.

In the event that the Trustee is named as a party to any civil action as Trustee in this Deed of Trust, the Trustee shall be entitled to employ an attorney at law, to represent Trustee in said action and the reasonable attorneys’ fee of the Trustee in such action shall be paid by Beneficiary and added to the principal of the Note secured by this Deed of Trust and bear interest at the rate provided in the Note for sums due after default.

18.    PRIOR LIENS.

Default under the terms of any instrument secured by a lien to which this Deed of Trust is subordinate shall constitute default hereunder.

19.    OTHER TERMS.

This Deed of Trust is given to secure not only existing obligations but also future advances made within ten (10) years of the date of this Deed of Trust to the same extent as if such future advances are made on the date of the execution of this Deed of Trust. The principal amount (including any future advances) that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed the maximum principal amount of $3,000,000.00 plus all interest, costs, reimbursements, fees, and expenses due under this Deed of Trust and Secured hereby, Grantor shall not execute any document that impairs or otherwise impacts the priority of any future advances secured by this Deed of Trust. The amount of present obligations secured hereby is $2,000,000.00.

20.    SALE OF NOTE.

The Note or a partial interest in the Note (together with this Deed of Trust) may be sold one or more times without prior notice to Grantor.

21.    HAZARDOUS SUBSTANCES.

Grantor represents and warrants to Beneficiary that: (i) no Hazardous Substance (as hereinafter defined) has, been or is intended to be used, manufactured, generated, stored, treated or processed at the Premises, (ii) no Hazardous Substance has, been, or is intended to be, spilled, released, discharged, disposed, placed or otherwise caused to be found in, on, over, under or from any portion of the Premises, and (iii) no Hazardous Substance has, been, or is intended to be, used in the construction, alteration, repair or replacement of all or any portion of the Premises. Grantor represents that it has not received any notice of any violation of any applicable law governing the use, manufacture, generation, storage, treatment, transportation or processing of Hazardous Substances which remains outstanding as of the date hereof. Grantor further represents that no actions, suits or proceedings have been commenced, or are pending or, to the best knowledge of Grantor, are threatened, with respect to any applicable law governing the use, manufacture, storage, treatment, transportation or processing of any Hazardous Substances.

Grantor covenants that it has not and shall not (i) cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances on or in the Premises or (ii) do, nor allow anyone else to do, anything affecting the Premises that is in violation of any Environmental Law.

Whether or not it has knowledge of any Hazardous Substance at the Premises, Grantor covenants that it shall (i) keep or cause the Premises to be kept free of all Hazardous Substances except to the extent stored and/or used in compliance with all applicable laws, (ii) not cause or permit, as the result of any intentional or unintentional act or omission on the part of Grantor, its agents, employees, tenants, subtenants or other occupants of the Premises, the release of Hazardous Substances in, on, over, under, to or from any portion of the Premises or onto any contiguous real property except to the extent any such release is in full compliance with all applicable laws, (iii) promptly, upon gaining knowledge thereof, notify the Beneficiary of the presence of any Hazardous Substances in or on the Premises, and/or the release of any Hazardous Substances in, on, over, under or from any portion of the Premises, not in compliance with all applicable laws, and (iv) promptly, upon gaining knowledge thereof, notify the Beneficiary of any request for information or any inspection of the Premises by any governmental authority with respect to any Hazardous Substances and provide the Beneficiary with copies of such request and any response to any such request or inspection.

Grantor covenants that it shall conduct and complete all investigations, studies, sampling and testing (and promptly shall provide the Beneficiary with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Substances in, on, over, under, from or affecting the Premises in accordance with all such applicable laws, to the reasonable satisfaction of the Beneficiary.

Grantor shall defend, indemnify and hold harmless the Beneficiary, and its successors and assigns, and each of their employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitation, attorneys’ and consultants’ fees and disbursements and investigation and laboratory fees, arising out of, or in any way related to: (i) the presence, disposal, release or threat of release of any Hazardous Substance in, on, over, under, from or affecting the Premises or the soil, water, vegetation, or individuals thereon; (ii) any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Substance) or property damage (real or personal) arising out of or related to any Hazardous Substance; (iii) any action, suit or proceeding brought or threatened, or government order relating to such Hazardous Substance; and/or (iv) any violation of any applicable law which is based on or in any way related to any Hazardous Substance and the cost of any work performed and materials furnished in order to comply therewith. This indemnification shall survive the termination of this Deed of Trust by repayment of the debt, foreclosure or otherwise.

Grantor shall promptly give Beneficiary written notice of any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Premises and any Hazardous Substance or Environmental Law of which Grantor has actual knowledge. If Grantor learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any Hazardous Substance affecting the Premises is necessary, Grantor shall promptly take all necessary remedial actions in accordance with Environmental Law.

As used in this paragraph 21, “Hazardous Substances” are those substances defined as toxic or hazardous substances by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph 21, “Environmental Law” means federal laws and laws of the jurisdiction where the Premises is located that relate to health, safety or environmental protection.

22.    EVENT OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Deed of Trust: (1) a breach by Grantor of any representation or warranty set forth in the Note, this Deed of Trust, and any other document securing the Note; and (2) the occurrence of a default and the expiration of any cure period applicable thereto under the Note, this Deed of Trust, and any other document securing the Note.

23.    ACCELERATION; REMEDIES.

Beneficiary shall give notice to Grantor prior to acceleration following Grantor’s breach of any covenant or agreement in this Deed of Trust (but not prior to acceleration under paragraph 13 unless applicable law provides otherwise). Beneficiary shall notify Grantor of, among other things. (a) the default; (b) the action required to cure the default; (c) when the default must be cured; and (d) that failure to cure the default as specified may result in acceleration of the sums secured by this Deed of Trust, foreclosure by judicial proceeding and/or the sale of the Premises. If the default is not cured as specified, Beneficiary at its option may require immediate payment in full of all sums secured by this Deed of Trust without further demand and may foreclose this Deed of Trust by judicial proceeding. Beneficiary shall be entitled to collect all expenses incurred in pursuing the remedies provided in this paragraph 23, including, but not limited to, attorneys’ fees and costs of title evidence to the extent permitted by applicable law.

24.    INTEREST RATE AFTER JUDGMENT.

Grantor agrees that the interest rate payable after a judgment is entered on the Note or in an action of mortgage foreclosure shall be the rate payable from time to time under the Note.

25.    NOTICES.

Unless otherwise provided, all notices required or permitted under this Deed of Trust shall be in writing and shall be deemed effectively given (i) on the day delivered or transmitted to the party to be notified in the case of notices delivered by hand or by facsimile, (in the event confirmation is received) (ii) upon confirmed delivery by Federal Express or other nationally recognized courier service providing next-business-day delivery, or (iii) three business days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified, in each case at the address set forth below, or at such other address as such party may designate by written notice to the other party (provided that notice of change of address shall be effective upon receipt by the party to whom such notice is addressed)

If sent to Beneficiary, notices shall be sent to the following address:

The Philip S. Sassower 1996 Charitable Remainder Annuity Trust
c/o Mr. Philip Sassower
135 East 57th Street
New York, New York 10022
Tel: (212) 759-1909
Fax: (212) 319-4930

with a copy to:

Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, New York 10022
Attn.: David M. Warburg, Esq.
Tel: (212) 895-2240

Fax: (212) 895-2900

If sent to Grantor, notices shall be sent to the following address:

JLM Industries, Inc.
8675 Hidden River Parkway
Tampa, FL 33637
Attn.: Chief Financial Officer
Tel.: (813) 632-3300
Fax: (813) 632-3301

26.    INAPPLICABLE PROVISIONS.

If any term, covenant or condition of the Note or this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, the Note and this Deed of Trust shall be construed without such provision.

27.    CONFLICT.

In the event of a conflict between the terms of this Deed of Trust and terms of the Note, at Beneficiary’s option, the terms of the Note shall govern.

28.    HEADINGS, ETC.

The headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Grantor has hereunto set its hand and seal, or if corporate, has caused this instrument to be signed in its corporate name by its duly authorized officers and its seal to be hereunto affixed by authority of its Board of Directors, the day and year first above written.

(USE BLACK INK ONLY)

JLM REALTY, INC.

By:	/s/ MICHAEL MOLINA
Michael Molina Chief Financial Officer

State of

City or County of

I,                                                      , a Notary Public of the County or City and State aforesaid, certify that Michael Molina personally appeared before me this day and acknowledged that he is Chief Financial Officer of JLM Realty, Inc., a Delaware corporation (the “Corporation”), and that by authority duly given and as the act of the Corporation, the foregoing instrument was signed in its corporate name by him as its duly authorized official, such execution being made for, on behalf of, and in the name of Grantor.

Witness my hand and official stamp or seal, this          day of August, 2002.

Notary Public
My Commission Expires:

Stamp/Seal

SCHEDULE A
(Legal Description)

JLM REALTY, INC., as grantor
(Grantor)

to JAMES L. SEAY, JR., as trustee
(Trustee)

for the benefit of

THE PHILIP S. SASSOWER 1996 CHARITABLE REMAINDER ANNUITY TRUST, as beneficiary
(Beneficiary)

DEED OF TRUST

Dated: August 26, 2002

Location: New Hanover County, North Carolina

PREPARED BY AND UPON
RECORDATION RETURN TO:

Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue
New York, New York 10022
Attention: David M. Warburg, Esq.
[822204/001]